UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1200 Main Street
Kansas City, Missouri 64105
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Current Report on Form 8-K is being provided by Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L).  KCP&L is a wholly-owned subsidiary of Great Plains Energy and represents a significant portion of its assets, liabilities, revenues, expenses and operations.  Thus, all information contained in this report relates to, and is furnished or filed by, Great Plains Energy.  Information that is specifically identified in this report as relating solely to Great Plains Energy, such as its financial statements and all information relating to Great Plains Energy’s other operations, businesses and subsidiaries, including KCP&L Greater Missouri Operations Company (GMO) does not relate to, and is not furnished or filed by, KCP&L.  KCP&L makes no representation as to that information.  Neither Great Plains Energy nor GMO has any obligation in respect of KCP&L’s debt securities and holders of such securities should not consider Great Plains Energy’s or GMO’s financial resources or results of operations in making a decision with respect to KCP&L’s debt securities. Similarly, KCP&L has no obligation in respect of securities of Great Plains Energy or GMO.

Item 2.02	Results of Operations and Financial Condition
On August 6, 2015, Great Plains Energy issued a press release announcing its results for the second quarter ended June 30, 2015. A copy of the press release is attached as Exhibit 99.1.
The press release contains information regarding KCP&L. Accordingly, information in the press release relating to KCP&L is also being furnished on behalf of KCP&L.
The information under this Item 2.02 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section. The information under this Item 2.02 and Exhibit 99.1 hereto shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless otherwise expressly indicated in such registration statement or other document.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b)	Resignation as Principal Financial Officer
On August 1, 2015, James C. Shay announced his intention to resign as Senior Vice President - Finance and Chief Financial Officer of Great Plains Energy, KCP&L and GMO effective September 2, 2015.

Item 5.02(c)	Appointment as Principal Financial Officer
On August 4, 2015, the Boards of Directors of Great Plains Energy, KCP&L and GMO appointed Kevin E. Bryant, 40, currently Vice President-Strategic Planning of Great Plains Energy, KCP&L and GMO, as Senior Vice President - Finance, Strategy and Chief Financial Officer of Great Plains Energy, KCP&L and GMO, effective September 2, 2015. Mr. Bryant will hold such positions until his resignation or removal. There are no family relationships between Mr. Bryant and any other executive officer or director of Great Plains Energy, KCP&L or GMO, and there is no arrangement or understanding between Mr. Bryant and any other person pursuant to which he was appointed to this position. The other information regarding Mr. Bryant required by Item 401(e) of Regulation S-K is disclosed in the section titled “Executive Officers” in Part I Item 1. Business of Great Plains Energy’s Annual Report on Form 10‑K for the year ended December 31, 2014 and is incorporated herein by reference.
In connection with his appointment, Mr. Bryant’s annual base salary will be increased to $390,000 effective September 2, 2015. Additionally, Mr. Bryant’s annual incentive plan target award will be increased to 60% of base annual salary for the portion of the current year commencing on September 2, 2015. Similarly, his target under Great Plains Energy’s Long‑Term Incentive Plan (the “Plan”) will be increased to 120% for the portion of the current year commencing September 2, 2015. To effectuate this increase, Mr. Bryant will receive additional grants of performance shares and restricted stock to vest March 1, 2018. The number of additional performance shares at target and restricted stock granted shall each be determined by dividing $116,359 and $38,786, respectively, by the closing price per share of Great Plains Energy common stock on the day prior to the grant date. The performance shares will be based on the same performance objectives as described in Great Plains Energy’s most recent proxy statement for the 2015-2017 performance period. Mr. Bryant will also receive a $300,000 grant of time‑based restricted stock vesting 34 percent on the first year from grant date, 33 percent on the second year from grant date and 33 percent on the third year from grant date.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
99.1	Press release issued by Great Plains Energy Incorporated on August 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Lori A. Wright
Lori A. Wright
Vice President – Investor Relations and Treasurer

KANSAS CITY POWER & LIGHT COMPANY

/s/ Lori A. Wright
Lori A. Wright
Vice President – Investor Relations and Treasurer

Date: August 6, 2015

Exhibit Index
Exhibit No.	Description

99.1	Press release issued by Great Plains Energy Incorporated on August 6, 2015.